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Exhibit 21
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                                          SUBSIDIARIES OF THE COMPANY


                                                             WHERE                           % OF SHARES
NAME                                                     INCORPORATED                            OWNED
-----                                                     ------------                            -----
The Pep Boys-Manny, Moe & Jack
of California
3111 W. Allegheny Avenue
Philadelphia, PA  19132                                    California                             100%

Pep Boys- Manny, Moe & Jack
of Delaware, Inc.
3111 W. Allegheny Avenue
Philadelphia, PA 19132                                       Delaware                             100%

Pep Boys- Manny, Moe & Jack
of Puerto Rico, Inc.
3111 W. Allegheny Avenue
Philadelphia, PA 19132                                       Delaware                             100%

Colchester Insurance Company
7 Burlington Square
Burlington, VT 05401                                          Vermont                             100%

PBY Corporation
Suite 946
1105 North Market Street
Wilmington, DE 19899                                         Delaware                             100%

Carrus Supply Corporation
1013 Centre Road
Wilmington, DE 19805                                         Delaware                             100%



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